EXHIBIT 3.8
ASHFORD HOSPITALITY TRUST, INC.
SECOND AMENDED AND RESTATED BYLAWS
August 8, 2023
as amended by
Amendment No. 1 on October 26, 2014,
by
Amendment No. 2 on October 19, 2015,
by
Amendment No. 3 on August 2, 2016,
by
Amendment No. 4 on March 17, 2022
by
Amendment No. 5 on February 23, 2023
and by
Amendment No. 6 on August 8, 2023

ASHFORD HOSPITALITY TRUST, INC.

SECOND AMENDED AND RESTATED BYLAWS
ARTICLE I

STOCKHOLDERS
Section 1.    Place. All meetings of stockholders shall be held at the principal executive office of Ashford Hospitality Trust, Inc. (the “Corporation”) or at such other place as shall be set by the Board of Directors (the “Board”) in accordance with these Bylaws and stated in the notice of the meeting.
Section 2.    Annual Meeting. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.
Section 3.    Special Meetings.
(a)    General. Each of the Chairman of the Board, Chief Executive Officer and Board of Directors may call a special meeting of stockholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of stockholders shall be held on the date and at the time and place set by the Chairman of the Board, Chief Executive Officer or Board of Directors, whoever has called the meeting. Subject to subsection (b) of this Section 3, effective immediately following the conclusion of the 2015 annual meeting of stockholders, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than 30% of all the votes entitled to be cast on such matter at such meeting.
(b)    Stockholder-Requested Special Meetings.
(1)    Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request

Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.
(2)    In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than 30% of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 30 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.
(3)    The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(4)    In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at

2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).
(5)    If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6)    The Chairman of the Board, Chief Executive Officer or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7)    For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
Section 4.    Notice. A written notice of all annual meetings of stockholders stating the hour, date and place of such annual meetings and, to the extent required by the Maryland General Corporation Law, the purpose for which the meeting has been called shall be given by the Secretary or an Assistant Secretary (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 90 days before the meeting, unless any provisions of the Maryland General Corporation Law prescribe a different period of notice, to each stockholder entitled to vote at such meeting or to each stockholder who, under the Corporation’s charter, as amended from time to time (the “Charter”) or under these Bylaws, is entitled to such notice, by delivering such notice, by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article I or the validity of any proceedings at any such meeting.
Subject to Section 11(a) of this Article I, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(3) of this Article I) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.
Section 5.    Organization and Conduct. Every meeting of stockholders shall be conducted by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of stockholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6.    Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority (but solely for the 2023 annual meeting of stockholders and any postponement or adjournment thereof, at least one third) of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
Section 7.    Voting. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election); provided, however, that in the case of a contested election, directors shall be elected by a plurality of the votes cast (in which case stockholders shall not be permitted to cast votes against the election of directors). In the case of a plurality vote, each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted. For purposes of this Bylaw provision, a “contested election” shall mean any election of directors with respect to which (i) the Corporation receives notice that a stockholder has nominated an individual for election as a director in compliance with the requirements set forth in these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the date the Corporation first mails its notice of meeting for such meeting to the stockholders, and, as a result of which, there are more nominees than directorships.

A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law or by the charter of the Corporation. Unless otherwise provided by statute or by the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.
Section 8.    Proxies. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
Section 9.    Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.
Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
Section 10.    Inspectors. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 11.    Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.
(a)    Annual Meetings of Stockholders.
(1)    Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).
(2)    For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article I) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The postponement or adjournment of an annual meeting, or the public announcement thereof, shall not commence a new time period for the giving of a stockholder’s notice as described above.
(3)    Such stockholder’s notice shall set forth:
(i)    as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(ii)    as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;
(iii)    as to the stockholder giving notice and any Stockholder Associated Person, the information required pursuant to Rule 14a-19(b) promulgated under the Exchange Act if the stockholder, such Stockholder Associated Person or any of their respective affiliates, associates or others acting in concert intends to engage in a solicitation in support of director nominees other than the Corporation’s nominees;
(iv)    as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person:
(A)    the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
(B)    the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,
(C)    whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit from changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities, and

(D)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(v)    as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee:
(A)    the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and
(B)    (i) a description of the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and (ii) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in such stockholder and each such Stockholder Associated Person that contains or describes such stockholder’s and each such Stockholder Associated Person’s performance, personnel or investment thesis or plans or proposals with respect to the Corporation;
(vi)    the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder’s notice; and
(vii)    to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.
(4)    Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).
(5)    Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article I) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.
(6)    For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.
(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article I for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
(c)    General.
(1)    If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.
(2)    Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.
(3)    For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
(4)    Notwithstanding the foregoing provisions of this Section 11, (i) a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section

11, (ii) no stockholder, Stockholder Associated Person, or any of their respective affiliates, associates and other persons acting in concert therewith shall solicit proxies in support of any nominees other than the nominees of the Board of Directors unless such person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (iii) if such stockholder, Stockholder Associated Person, or any of their respective affiliates, representatives or others acting in concert therewith (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act as required by Article I, Section 11(a)(3)(iii) and (2) subsequently fails to comply with any of the requirements of Rule 14a-19 promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder, Stockholder Associated Person, or any of their respective affiliates, associates and other persons acting in concert therewith provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that such stockholder, Stockholder Associated Person, and any of their respective affiliates, associates or other persons acting in concert therewith have met the requirements of Rule 14a-19 promulgated under the Exchange Act. Except to the extent provided by Rule 14a-19 promulgated under the Exchange Act with respect to a nomination made pursuant to Article I, Section 11(a) and that otherwise complies with the applicable provisions of these Bylaws, nothing in these Bylaws shall be construed to grant any stockholder the right to include or have disseminated or described in the Corporation’s proxy statement any such nomination of directors or directors. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.
Section 12.    Shareholder Rights Plans. The Corporation will not adopt or maintain a shareholder rights plan (a “Rights Plan”) unless and until the Corporation’s voting stockholders vote to authorize the adoption or maintenance thereof; provided, however, that the Corporation may adopt or maintain a Rights Plan for a period of up to twelve (12) months if the Corporation’s Board of Directors determines that adopting or maintaining a Rights Plan is in the best interests of the Corporation.
ARTICLE II

DIRECTORS
Section 1.    Powers. All of the powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided by the Charter or required by law.

Section 2.    Number and Terms. The Board of Directors shall establish and may increase or decrease the number of directors of the Corporation, provided, that the number thereof shall never be less than the minimum number permitted under the Maryland General Corporation Law nor more than 15, and further provided, that the tenure of office of a director shall not be affected by any decrease in the number of directors. A majority of the directors shall have been affirmatively determined by the Board to be independent, as defined and to the extent required in the applicable rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for a term of one year and until his successor shall be elected and shall qualify or until his earlier resignation or removal.
Section 3.    Director Nominations. Nomination of candidates for election as directors of the Corporation at any annual or special meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder entitled to vote at such annual meeting and has complied with Article 1, Section 11.
Section 4.    Qualification. No Director need be a stockholder of the Corporation. Unless waived by a vote of the Board of Directors, no individual may serve as a director of the Corporation if he has reached the age of 70 years at the time of election. Upon attaining the age of 70, and annually thereafter, a director shall tender a letter of proposed retirement from the Board, effective upon the expiration of such director’s then-current term, and the Board shall determine whether, in light of all the circumstances, the Board should accept such proposed retirement or request that the director continue to serve on the Board of Directors.
Section 5.    Vacancies. Any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled in the manner provided in Article VII, Section 6 of the Charter.
Section 6.    Resignation. Any Director may resign at any time by giving written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such written notice or upon any future date specified in the notice, unless the resignation otherwise provides.
Section 7.    Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without other notice than this Bylaw, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without other notice than such resolution.
Section 8.    Executive Sessions. To ensure free and open discussion and communication among the non-management directors, the non-management directors shall meet in executive session at least twice a year with no members of management present.
Section 9.    Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the Directors, the Chairman of the Board, if one is elected, the Lead Director, if one is elected, or the Chief Executive Officer. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.
Section 10.    Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the Chief Executive Officer or such other officer designated by the Chairman of the Board, if one is elected, or the Chief Executive Officer. Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone, electronic mail, facsimile transmission or by telegram sent to his business or home address at least 24 hours in advance of the meeting, or by written notice mailed to his business or home address at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, when read to such Director by telephone, when deposited in the mail so addressed with postage thereon prepaid, upon transmission of the message by electronic mail, upon completion of transmission of a facsimile message and receipt of a completed answer back indicating receipt or when delivered to the telegraph company if sent by telegram.
When any Board of Directors meeting, either regular or special, is adjourned for more than 30 days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for 30 days or less or of the business to be transacted at such meeting, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.
A written waiver of notice executed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to an effective notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting. Except as otherwise required by law, by the Charter or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 11.    Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.
Section 12.    Action at Meeting. At any meeting of the Board of Directors at which a quorum is present and subject to Section 8 of Article VII of the Charter, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Charter or these Bylaws.
Section 13.    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the proceedings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.
Section 14.    Manner of Participation. Members of the Board of Directors or of committees elected by the Board pursuant to Section 15 of this Article II may participate in meetings of the Board or of such committees by means of telephone conference or similar communications equipment by means of which all directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.
Section 15.    Committees. The Board of Directors, by the affirmative vote of a majority of the directors then in office may elect from its number directors to serve on one or more committees, including an Audit Committee, a Compensation Committee and an

Nominating/Corporate Governance Committee, and may delegate thereto some or all of its powers except those which by law, by the Charter or by these Bylaws, may not be delegated. Except as the Board of Directors may otherwise determine or as required by law, by the Charter or by these Bylaws, any such committee may make rules for conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by the Charter and by these Bylaws for the Board of Directors. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.
The Board of Directors shall have power to rescind any action of any committee, other than the Audit Committee, but no such rescission shall have retroactive effect. With the approval of the Board of Directors, the Chief Executive Officer may appoint such other committees consisting of such directors as the Chief Executive Officer shall select. Any recommendations of such committees appointed by the Chief Executive Officer shall be submitted to the Board of Directors.
Section 16.    Compensation of Directors. Directors shall receive compensation for their services as shall be determined by a majority of the Board of Directors, provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such (“Employee Directors”) shall not receive any salary or other compensation for their services as Directors of the Corporation; provided, however, that such Employee Directors may be paid their reasonable expenses incurred as a director.
ARTICLE III

OFFICERS
Section 1.    Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer and such other officers, including without limitation a Chairman of the Board, a Chief Operating Officer, a Chief Legal Officer, a Chief Financial Officer, a Chief Accounting Officer, one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.
Section 2.    Election and Appointment. At the regular annual meeting of the Board of Directors following the annual meeting of stockholders, the Board of Directors shall elect the Chief Executive Officer, the President, the Treasurer and the Secretary. Other officers may be appointed by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting, or other officers may be appointed by the Chief Executive Officer.
Section 3.    Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time except the offices of President and Vice President. Any officer may be required by the Board of Directors to give bond, at the Corporation’s expense, for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.
Section 4.    Tenure. Except as otherwise provided by the Charter or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall prohibit the right of the Board of Directors to remove any officer at any time in accordance with Section 6 of this Article III.
Section 5.    Resignation. Any officer may resign by delivering his written resignation to the Corporation addressed to the Chief Executive Officer or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
Section 6.    Removal. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board of Directors may remove any officer by the affirmative vote of a majority of the Directors then in office. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 7.    Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.
Section 8.    Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.
Section 9.    Chief Executive Officer. The President may be the Chief Executive Officer or the Board of Directors may elect another person to be the Chief Executive Officer. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside, when present, at all meetings of the board of Directors. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business and shall preside, when present, at all meetings of the stockholders.
Section 10.    Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of stockholders. If the Chairman of the Board is absent, the Chief Executive Officer shall preside at meetings of the Board of Directors and at meetings of stockholders. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate. If the Chairman of the Board is not the Chief Executive Officer, he shall also have such powers and perform such duties as the Chief Executive Officer may from time to time designate.
Section 11.    President. If the President is not the Chief Executive Officer or Chairman of the Board and in the absence of such persons, the President shall preside, when present, at all meetings of the stockholders. If the President is not the Chief Executive Officer, he shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
Section 12.    Chief Operating Officer, Chief Legal Officer, Chief Financial Officer and Chief Accounting Officer. Any Chief Operating Officer, Chief Legal Officer, Chief Financial Officer or Chief Accounting Officer shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
Section 13.    Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
Section 14.    Treasurer and Assistant Treasurers. The Chief Financial Officer shall be the Treasurer, unless the Board of Directors shall elect another officer to be the

Treasurer. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the Corporation. He shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of a Chief Financial Officer, the office of the Treasurer shall be deemed to be the office of the Chief Financial Officer of the Corporation whenever the signature of the Chief Financial Officer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in the Bylaws, and the Treasurer shall have authority to affix his signature in such capacity.
The office of the Chief Accounting Officer shall be deemed an Assistant Treasurer of the Corporation whenever the signature of an Assistant Treasurer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in these Bylaws, and the Chief Accounting Officer shall have authority to affix his signature in such capacity. Any Treasurer or Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
Section 15.    Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In the absence of the Secretary from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform the duties and responsibilities of the Secretary.
Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
Section 16.    Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.
ARTICLE IV

STOCK
Section 1.    Certificates of Stock. Unless otherwise provided by the Board of Directors or by law, each stockholder shall be entitled to a certificate of the stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the seal of the Corporation, if one has been adopted, and shall be signed by the Chairman of the Board of Directors, Chief Executive Officer or President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The seal of the Corporation, if one has been adopted, and any and all signatures on the certificate may be a facsimile, including those of any transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.
Section 2.    Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.
Section 3.    Record Holders. Except as may otherwise be required by law, by the Charter or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.
It shall be the duty of each stockholder to notify the Corporation or its transfer agent of his post office address and any changes thereto.
Section 4.    Record Date. In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 90 days nor less than 10 days before the date of such meeting, nor more than 90 days prior to any other action. In such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the stock transfer books of the Corporation after the record date.
If no record date is fixed:
(a)    the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be the later of (i) the close of business on the day on which notice is mailed or (ii) the 30th day before the meeting; and
(b)    the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 5.    Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms as the Corporation or its transfer agent may prescribe.
Section 6.    Transfer Agents and Registrars. The Corporation may serve as the transfer agent and registrar of the shares of stock, or the Board of Directors may, in its discretion, appoint one or more responsible bank, trust company or other entity as the Board of Directors may deem advisable, from time to time, to act as transfer agent and registrar of shares of stock. No certificate for shares of stock shall be valid until countersigned by the transfer agent and registered by the registrar.

Section 7.    Stockholders’ Addresses. Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.
Section 8.    Repurchase of Shares of Stock. The Corporation may purchase its shares of stock and invest its assets in its own shares of stock, provided that in each case the consent of the Board of Directors shall have been obtained.
ARTICLE V

INDEMNIFICATION
Section 1.    Right to Indemnification. The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, indemnify, and, without a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and, in each case, shall indemnify such person from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation or director, officer, partner or trustee of such other entity (each, an “Indemnitee”). The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described above (any such person shall also be deemed to be an “Indemnitee”).
Section 2.    Indemnification of Employees and Agents of the Corporation. With the approval of the Board of Directors, the Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law in effect from time to time, and to such further extent as it shall deem appropriate under the circumstances, provide such indemnification and advancement of expenses as described in Section 1 above, to any employee or agent of the Corporation or a predecessor of the Corporation (each such person shall also be deemed to be an “Indemnitee”).
Section 3.    Right of Indemnitee to Bring Suit. If a claim under this Article V is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by an Indemnitee who is a present or former director to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that such Indemnitee has not met the applicable standard of conduct set forth in the Maryland General Corporation Law. In addition, in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee who is a present or former director has not met the applicable standard of conduct set forth in the Maryland General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Maryland General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.
Section 4.    Non-Exclusivity of Rights. The rights to indemnification and to advancement of expenses conferred in this Article V shall not be exclusive of any other right that any person may have or hereafter acquire under these Bylaws, the Charter or any statute, agreement, vote of stockholders or disinterested directors or otherwise.
Section 5.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Maryland General Corporation Law.
ARTICLE VI

MISCELLANEOUS PROVISIONS
Section 1.    Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year or on such other date as may be fixed by the Board of Directors.
Section 2.    Seal. The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.
Section 3.    Investment Policies. The directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as they shall deem appropriate in their sole discretion.
Section 4.    Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.
Section 5.    Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitutions at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by this Corporation.
Section 6.    Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.
Section 7.    Corporate Records. The original or attested copies of the Charter, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent.
Section 8.    Amendments. These bylaws may be amended by a majority of the Board of Directors or by the affirmative vote of at least 50% of the voting power of the then issued and outstanding shares of capital stock of the Corporation.
Section 9.    Offices. The principal office of the Corporation within the State of Maryland shall be located at such place as the Board of Directors may designate. The Corporation may have additional offices, including a principal executive office, at such place or places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.